Exhibit 99.1
FOR IMMEDIATE RELEASE

ADAMS RESOURCES & ENERGY, INC. ANNOUNCES ACQUISITION OF TRUCKING OPERATING IN HOUSTON AREA

Houston, Texas (Monday, May 6, 2019) -- Adams Resources & Energy, Inc. (NYSE AMERICAN: AE) (“Adams” or the “Company”) today announced that one of its subsidiaries, Service Transport Company, has closed on its purchase of approximately 40 tractor trailer trucks and 53 trailers from EH Transport, a trucking company with assets in Houston.

“We are pleased to acquire this business,” said Kevin Roycraft, President of Service Transport. “This acquisition will add new customers and new product lines to our portfolio. In addition to general chemical products, this company also hauls liquefied petroleum gas, asphalt, bleach and crude oil. Adding these new commodities and equipment will allow Service Transport to diversify and grow into new markets, and this acquisition will be immediately accretive to earnings. We look forward to the new opportunities this acquisition will provide for our company and employees.”

Adams Resources & Energy, Inc. is primarily engaged in the business of crude oil marketing, transportation and storage and tank truck transportation of liquid chemicals and dry bulk through its two subsidiaries, GulfMark Energy, Inc. and Service Transport Company, respectively. For more information, visit www.adamsresources.com.

Cautionary Statement Regarding Forward-Looking Statements
This news release contains forward-looking statements. Forward-looking statements relate to future events and anticipated results of operations, business strategies, and other aspects of our operations or operating results. In many cases you can identify forward-looking statements by terminology such as “anticipate,” “intend,” “plan,” “project,” “estimate,” “continue,” “potential,” “should,” “could,” “may,” “will,” “objective,” “guidance,” “outlook,” “effort,” “expect,” “believe,” “predict,” “budget,” “projection,” “goal,” “forecast,” “target” or similar words. Statements may be forward looking even in the absence of these particular words. Where, in any forward-looking statement, the Company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, there can be no assurance that such expectation or belief will result or be achieved. Unless legally required, Adams undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Tracy E. Ohmart
EVP, Chief Financial Officer
tohmart@adamsresources.com
(713) 881-3609